                                                                      EXHIBIT 4

NEITHER THE OFFER NOR THE SALE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


No. ______________                            For the Purchase of 50,000 Shares
                                              of Common Stock


               Void After 5:00 P.M. Local Time (Tulsa, Oklahoma)
                               on August 27, 2001

                         ADDVANTAGE MEDIA GROUP, INC.

                   COMMON STOCK PURCHASE WARRANT CERTIFICATE

     THIS CERTIFIES THAT, for value received, ADDvantage Media Group, Inc., an Oklahoma corporation (hereinafter called the "Company"), upon the surrender of this Warrant Certificate, evidencing a number of shares of Common Stock, par value $.01 per share ("Common Stock") equal to the number of such shares set forth above, to the Company at its principal executive office, will sell and deliver, or cause to be sold and delivered, to Tiger Group, Inc. or its registered assigns, 50,000 shares of Common Stock exercisable during the period commencing November 28, 1997 and ending August 27, 2001 at $3.5625 per share upon payment of the warrant price for the number of shares of Common Stock in respect of which this Warrant Certificate is exercised; provided, however, that notwithstanding anything to the contrary in the foregoing,

          i) the total number of shares of Common Stock purchasable upon all exercises of the Warrants evidenced hereby may not exceed 25% of the total number of shares of Common Stock provided for herein prior to November 28, 1998, 50% of the total number of shares of Common Stock provided for herein prior to November 28, 1999, and 75% of the number of shares of the Common Stock provided for herein prior to November 28, 2000, and

          ii) if the engagement of Tiger Group, Inc. as a financial public relations consultant for the Company under that certain engagement letter dated as of August 28, 1997 (the "Engagement") is terminated at any time prior to November 28, 2000, the total number of shares of Common Stock purchasable upon exercise of these Warrants at any time during the remaining portion of the term hereof shall not exceed the number with respect to which the Warrants are exercisable at the time of the termination of the Engagement; provided, however, that if the Engagement is terminated by the Company without cause at any time prior to November 28, 1998, the Warrants evidenced hereby will be exercisable for up to a total of 50% of the number of shares of Common Stock provided for herein;

provided, further, however, that under certain conditions set forth hereinafter, the number of shares of Common Stock purchasable upon the exercise of the Warrants evidenced hereby may be increased or reduced, or other securities, property and/or cash may become purchasable in lieu thereof upon the exercise of the Warrants evidenced hereby. In such event, the term "shares of Common Stock" shall mean, unless the context otherwise requires, the shares of Common Stock, other securities, property and cash at the time receivable upon the exercise of the Warrants evidenced hereby. This Warrant Certificate may be surrendered and is exercisable only on or before 5:00 P.M. Central time on August 27, 2001. The warrant price at which the shares of Common Stock shall be purchased (the "Purchase Price") upon the exercise of the Warrants evidenced hereby shall be $3.5625 per share, or, in the event of any subdivision of Warrants pursuant to
Section 4 hereof, such other purchase price as may then be in effect. The Purchase Price is payable, upon the exercise of the Warrants evidenced hereby, in cash, or by certified or official bank check, or postal or express money order, payable in United States Dollars, to the order of the Company. The right of purchase represented by this Warrant Certificate is exercisable, at the election of the registered holder hereof, either in whole or in part, and in the event that this Warrant Certificate is exercised in respect of less than all of such shares of Common Stock, a new Warrant Certificate for the remaining number of such shares of Common Stock will be issued on such surrender.

     Upon any exercise of the Warrants evidenced by this Warrant Certificate the form of election to purchase attached hereto must be duly executed and the accompanying instructions for the registration and delivery of shares of Common Stock must be filled in.

     This Warrant Certificate and the Warrants evidenced hereby are subject to the terms and conditions hereinafter set forth:

     1. Delivery of Stock Certificates on Exercise.  As soon as practicable
        ------------------------------------------
after the exercise of Warrants and payment of the Purchase Price, the Company, at its expense (including the payment by it of any applicable issue tax), will cause to be issued in the name of and delivered to the holder hereof, or, subject to the provisions of Section 6, as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the

                                      4-2
number of full shares of Common Stock to which such holder shall be entitled upon such exercise, and cash as provided in Section 2 hereof, in respect of any fraction of a share otherwise issuable upon such exercise.

     All shares of Common Stock issued upon the exercise of this Warrant shall be duly issued and outstanding and fully paid and nonassessable.

     Irrespective of the date of issue and delivery of certificates for any shares of Common Stock issuable upon the exercise of Warrants, each person in whose name any such certificate is issued shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on the date on which this Warrant Certificate was surrendered and payment of the Purchase Price was tendered. Each person holding any shares of Common Stock received upon exercise of Warrants shall be entitled to receive only dividends or distributions which are payable to holders of record on or after the date on which each person became the holder of record of the said shares of Common Stock.

     2. Payment of Cash in Lieu of Fractional Shares.  The Company shall not be
        --------------------------------------------
required to issue fractional shares of Common Stock upon exercise of Warrants. If a fractional share of Common Stock would be otherwise deliverable upon the exercise of Warrants, the Company shall make payment therefor in cash at the Market Price thereof on the last business day before the exercise date. The term "Market Price" shall mean the quoted closing price of the shares of Common Stock on the date in question on the principal securities exchange on which the shares of Common Stock may then be listed or, if the shares of Common Stock are not listed on a national securities exchange, the closing bid price of the shares of Common Stock on such date in the over-the-counter securities market.

     3. Adjustments in Shares of Common Stock Receivable upon Exercise of
        -----------------------------------------------------------------
Warrants.  If the Company shall (i) make a distribution in its shares of Common
--------
Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, (iv) issue by reclassification of its shares of Common Stock any other shares of the Company, (v) merge or consolidate, or (vi) sell, lease, exchange or otherwise transfer or distribute all or a material portion of the assets of the Company in a distribution to its shareholders, the number of shares of Common Stock issuable upon the exercise of each Warrant evidenced by this Warrant Certificate shall be the same number and kind of shares of Common Stock and the same amount of securities, property, or cash as the holder hereof would have been entitled to receive upon the happening of the above events if immediately prior to any such event such holder had exercised such Warrant and had purchased shares of Common Stock. For this purpose, any event described in (i) through (vi) in the preceding sentence shall be deemed to have occurred immediately after the opening of business on the day following the date fixed for the determination of the shareholders entitled to participate in such event.

     The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company, to make any computation required under this Section, and a


                                      4-3
certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

     No adjustment of the shares of Common Stock issuable upon exercise of Warrants shall be required unless such adjustment would require an increase or decrease of at least 5% in the number of shares of Common Stock issuable upon exercise of Warrants or a change in the kind or class of shares of Common Stock or other securities or property so issuable upon any such exercise; provided, that any adjustments of less than 5% shall accumulate and be taken into account in determining whether any subsequent adjustment shall be made and the amount thereof.

     Whenever the Company shall take any action requiring an adjustment in the shares of Common Stock receivable upon the exercise of a Warrant, the Company shall promptly cause to be mailed to the registered holder hereof, at such holder's address appearing on the Warrant register, a notice stating the date of the action, the type of action and the adjustment required. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the action taken or of any distribution in connection therewith.

     4. Subdivision of Warrants.  If as a result of an adjustment under Section
        -----------------------
3 hereof (the "Adjustment"), the shares of Common Stock receivable upon the exercise of a Warrant immediately after the Adjustment shall constitute a multiple (the "Multiple", which Multiple shall be a whole number) of the shares of Common Stock which would have been receivable upon exercise of a Warrant immediately prior to the Adjustment, then the Company may at its discretion subdivide the number of Warrants evidenced by this Warrant Certificate into a number of Warrants equal to the Multiple.

     Upon such subdivision of Warrants (the "Subdivision"), this Warrant Certificate shall evidence a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate immediately prior to the Subdivision, multiplied by the Multiple; and each Warrant evidenced hereby shall entitle the registered holder hereof to purchase the shares of Common Stock which would have been receivable upon exercise of such Warrant immediately prior to the Adjustment at a Purchase Price equal to the Purchase Price in effect immediately prior to the Subdivision, divided by the Multiple. Promptly following the Subdivision the Company shall cause to be mailed to the registered holder hereof, at such holder's address appearing on the Warrant register, a notice stating the date and nature of the Subdivision and the new Purchase Price effective with the Subdivision. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the Subdivision. In connection with the Subdivision, the Company may at its election make provision for exchange of this Warrant Certificate for a new form of Warrant Certificate.

     5. Registration.  The Company or its agent shall maintain books for the
        ------------
transfer and registration of Warrants. Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and the number of shares of Common Stock for which each such Warrant Certificate has been issued.

                                      4-4

     6. Investment Representation and Restrictions on Transfer of Securities.
        --------------------------------------------------------------------
By its acceptance of this Warrant Certificate, the holder hereof represents and warrants to the Company that the Warrants and any shares of Common Stock issued upon exercise of the Warrants or any portion thereof, are being, or will be, acquired for such holder's own account for investment purposes only, and not with a view to the sale or distribution of any part thereof. This Warrant Certificate, the Warrants evidenced hereby, and the shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby (collectively, the "Warrant Securities") shall not be transferable except upon the conditions specified in this Section 6. Prior to any transfer or proposed transfer of any Warrant Securities, the holder thereof shall deliver a written notice to the Company describing briefly the manner of such transfer and a written opinion of counsel for such holder to the effect that such transfer may be effected without the registration of such Warrant Securities under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws, including the legal and factual reasons for such opinion. The Company shall thereupon permit or cause its transfer agent (if any) to permit such transfer to be effected unless the Company shall furnish to such holder and such holder's counsel an opinion of the Company's outside counsel which (a) states that such transfer may not be effected without the registration of such Warrant Securities under the Securities Act and (b) specifies the reasons, factual, legal or both, why such counsel's opinion differs from that of such holder's counsel.

     7. Piggy-Back Registration Right.  If the Company at any time proposes to
        -----------------------------
register any shares of its Common Stock under the Securities Act on a form which permits inclusion of the shares of Common Stock issued pursuant to an exercise of the Warrants, it shall each such time given written notice to all holders of outstanding Warrant Securities of its intention to do so. Upon the written request (stating the intended method of disposition of such shares of Common Stock) of any such holder given within 30 days after receipt of any such notice, the Company shall, unless registration for immediate public sale of all of such requested shares of Common Stock is determined by opinion of counsel satisfactory to such holder or holders not to be required, or unless the underwriter of such offering advises the Company that the inclusion of such shares of Common Stock will adversely affect the market for the securities being registered by the Company (in which latter event the Company's obligation hereunder shall be limited to such number of shares of Common Stock as the underwriter reasonably believes compatible with the success of such offering), use its best efforts to cause all of such shares of Common Stock which such holders shall have requested be registered to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by such holder of such shares of Common Stock so registered in the manner intended by such holder as set forth in such request. If and whenever the Company is required by the provisions of this Section 7 to use its best efforts to effect the registration under the Securities Act of any of the shares of Common Stock issued upon an exercise of the Warrants, the Company shall, as expeditiously as possible:

        (a) prepare and file with the Commission a Registration Statement (or a pre-effective amendment to an appropriate existing Registration Statement of the Company) with respect to such shares of Common Stock and use its best efforts to cause such Registration Statement to become and remain effective under the Securities Act for the period provided in this Section 7;


                                      4-5

        (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all such shares of Common Stock covered by such Registration Statement;

        (c) furnish to each seller of such shares of Common Stock covered by such Registration Statement, such numbers of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of such shares of Common Stock;

        (d) use every reasonable effort to register or qualify the shares of Common Stock covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as each seller thereof shall reasonably request, and do any and all other acts and things which may be necessary under such securities or Blue Sky laws to enable such seller to consummate the public sale or other disposition in such jurisdiction of the such shares of Common Stock owned by such seller covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in any such jurisdiction;

        (e) before filing the Registration Statement or any Prospectus or any amendment or supplement to the Registration Statement or any Prospectus with the Commission, furnish each counsel to each seller of such shares of Common Stock covered or to be covered by such Registration Statement with copies of all such documents proposed to be filed; provided, however, that
                                                        --------  -------
     notwithstanding any other provisions of this Section 7, the Company's obligation to register securities pursuant to this Section 7 shall be limited such that (1) the Company shall have no obligation to include any shares of Common Stock in a registration statement under the Securities Act to the extent the holder of such shares of Common Stock is, in the opinion of counsel satisfactory to such holder, then eligible to resell all of such securities immediately under Rule 144 of the Act; (2) the Company shall have no obligation to register on any one occasion fewer than 10,000 shares of Common Stock (adjusted for stock dividends, stock split-ups and the like) or such lesser number as represents all of such shares of Common Stock outstanding entitled to registration rights under this Section 7; (3) the Company shall be required to register such shares of Common Stock only if and to the extent that holders seeking to register furnish the Company with a written statement of their intention to sell and such other information as the Company may reasonably request; and (4) the Company shall not be obligated to keep any registration statement filed in accordance with this Section 7 effective for more than ninety days;

        (f) all expenses incurred in effecting the registrations provided for in this Section 7, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits incident to



                                      4-6
     or required by any such registration and expenses of complying with the securities or Blue Sky laws of any jurisdiction pursuant to Section 7(d) hereof, but excluding fees and disbursements of counsel for the sellers and underwriting commissions and discounts attributable to such shares of Common Stock being sold by the sellers, shall be paid by the Company;

        (g) in the event of any registration of any of such shares of Common Stock under the Securities Act pursuant to this Section 7, the Company shall indemnify and hold harmless each seller of such shares of Common Stock, each underwriter (as defined in the Securities Act), the directors and officers of such underwriter, each other person who participates in the offering of such securities and each other person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating person against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter, director or officer, participating person or controlling person may become subject under the Securities Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained, on the effective date thereof, in any Registration Statement (or a post-effective amendment to such Registration Statement, as the case may be) under which such shares of Common Stock were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with such shares of Common Stock, or any amendment or supplement thereto, or (ii) an omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such seller, underwriter, participating person or controlling person for any legal or other expenses reasonably incurred by such seller, underwriter, director or officer, participating person or such controlling person in connection with investigating or defending any such loss, damage, liability or any action with respect thereto; provided, however, that the Company
                                         --------  -------
     shall not be liable to any seller, underwriter, director or officer, participating person, or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement (or such Registration Statement as post-effectively amended, as the case may be), preliminary Prospectus, final Prospectus, summary Prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company by any such seller, underwriter, director or officer, participating person, or controlling person specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, underwriter, director or officer, participating person or controlling person, and shall survive transfer of the such shares of Common Stock by such seller;

        (h) each holder of such shares of Common Stock, shall, by acceptance thereof, severally and not jointly, indemnify and hold harmless each other holder of any such shares of Common Stock, the Company, its directors and officers, each underwriter (as defined in the Securities Act), the directors and officers of such underwriter, and each


                                      4-7
     other person, if any, who controls the Company or any underwriter, against any losses, claims, damages, or liabilities, joint or several, to which any such other holder, the Company, any such director or officer, any such underwriter, or any such controlling person may become subject under the Securities Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of material fact contained, on the effective date thereof, in any Registration Statement (or a post-effective amendment to such Registration Statement, as the case may be) under which such shares of Common Stock were registered under the Securities Act at the request of such holder, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with such Warrant Securities, or any amendment or supplement thereto, or (ii) an omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) or (ii) to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or alleged omission was made in such Registration Statement, preliminary Prospectus, final Prospectus, summary Prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company by such holder specifically for use therein, and shall reimburse the Company, each such other holder, underwriter, director or officer, or controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or any action with respect thereto;

        (i) indemnification similar to that specified in subsections (g) and (h) of this Section 7 shall be given by the Company and each holder of any of such shares of Common Stock (with such modifications as shall be appropriate) covered by any registration or other qualification of securities under any federal or state securities law or regulation other than the Securities Act with respect to any such registration or other qualification effected pursuant to this Section 7;

        (j) within 30 days after receipt by an indemnified party under subsections (g), (h) or (i) of this Section 7 of a complaint, claim or other notice of any loss, claim, damage, liability or action giving rise to a claim for indemnification under any such subsections, such indemnified party shall if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other



                                      4-8
     counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

     8. Transfer and Exchanges of Warrant Certificates.  Upon compliance with
        ----------------------------------------------
the provisions of Section 6, the Company shall transfer, from time to time, any outstanding Warrant Certificates upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be cancelled. Warrant Certificates may be exchanged at the option of the holder thereof, when surrendered at the principal office of the Company for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

     9. Mutilated or Missing Warrants.  In case this Warrant Certificate shall
        -----------------------------
be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution herefor, a new Warrant Certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction hereof and indemnity, if requested, also satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     10.  Reservation of Shares, etc.  The Company shall at all times keep
          ---------------------------
reserved, out of its authorized and unissued shares of Common Stock or shares of Common Stock held in its treasury, a number of such shares sufficient to provide for the exercise of the outstanding Warrants, and any Transfer Agent for the shares of Common Stock is hereby irrevocably authorized and directed to reserve such number of such shares as shall be requisite for such purpose. The Company shall supply such Transfer Agent with duly executed certificates evidencing shares of Common Stock for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 2 hereof.

     11.  Warrant Holder Not Deemed A Stockholder.  Nothing contained in this
          ---------------------------------------
Agreement or in any of the Warrants shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders for any purpose, or any other rights whatsoever, as a stockholder of the Company.

     12.  Agreement of Holders Hereof.  The holder of this Warrant Certificate
          ---------------------------
by accepting the same consents and agrees with the Company that:

          (a) This Warrant Certificate is transferable only on the registry books of the Company by the registered holder hereof in person or by such holder's attorney duly authorized in writing, and only if surrendered at the principal executive office of the Company, duly endorsed, or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion; and


                                      4-9

          (b) The Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner for all purposes whatever and the Company shall not be affected by any notice to the contrary.

     13.  Survival of Indemnities and Agreements.  All indemnities and
          --------------------------------------
agreements set forth in Section 7 hereof shall survive the exercise of the Warrants evidenced hereby, the issuance of shares of Common Stock upon such exercise and the transfer of any Warrant Securities.

     14.  Successors and Assigns.  This Warrant Certificate and the indemnities
          ----------------------
and agreements made herein shall inure to the benefit of and be binding upon the Company, the holder hereof and their respective successors, assigns, heirs, executors and administrators.

     15.  Applicable Law.  This Warrant Certificate shall be deemed to be a
          --------------
contract made under the laws of the State of Oklahoma and for all purposes shall be construed in accordance with the laws of said State.

                               ADDVANTAGE MEDIA GROUP, INC.

Dated: August 28, 1997         By: /s/ Charles H. Hood
                                   -----------------------------
                                   Charles H. Hood, President

(Corporate Seal)

ATTEST.

/s/ Sue Estep
---------------------------------
           Assistant Secretary

                                     4-10

                             ELECTION TO PURCHASE
                             --------------------


To ADDvantage Media Group, Inc.:


     The undersigned hereby irrevocably elects to exercise the Warrants evidenced by the attached Warrant Certificate, and to purchase thereunder ________________________________ shares of Common Stock provided for therein, and requests that certificates for such shares of Common Stock shall be issued in the name of __________________________, Social Security or Taxpayer Identification Number ______________________________________ at
________________________________ and, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares of Common Stock purchasable under the attached Warrant Certificate be registered in the name of, and delivered to, the undersigned at the address stated below.

                                        Dated:_________________, 19_____________

                                        Name of warrant holder:

                                        ________________________________________
                                             (please print)


                                        Address:________________________________

                                                ________________________________

                                        Signature:______________________________

                                                ________________________________


Note: The above signature must correspond with the name as written upon the first page of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

          Signature Guaranteed.:



                                     4-11

                                  ASSIGNMENT
                                  ----------

     FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto:

Name:________________
Address:_____________
Social Security or Taxpayer Identification No.:____________________

the attached Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
________________________ attorney, to transfer said Warrant Certificate on the books of ADDvantage Media Group, Inc. will full power of substitution in the premises.

     Dated: __________________, ____



                         _______________________________________________________
                         Note: The above signature must correspond with the name as written upon the first page of this Warrant Certificate in every particular, without alternation or enlargement or any change whatever. Signature Guaranteed:



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